ASSUMPTION AGREEMENT


	AGREEMENT made as of May 1, 2017 between Principal
Management Corporation ("PMC"), and AQR Capital
Management, LLC (the "Sub-Advisor").

	WHEREAS, Principal Funds, Inc. is registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act");

	WHEREAS, PMC has been appointed as investment advisor to every series of Principal Funds, Inc. (each a "Fund" and together, the "Funds") pursuant to an Amended and Restated
Management Agreement dated September 14, 2016, as amended
(the "Investment Advisory Agreement");

	WHEREAS, PMC has entered into a Sub-Advisory
Agreement with the Sub-Advisor dated March 15, 2017, as amended (the "Sub-Advisory Agreement"), pursuant to which the Sub-Advisor serves as investment sub-advisor to certain of the Funds;

	WHEREAS, PMC will merge with and into Principal
Global Investors, LLC ("PGI") on or about May 1, 2017 (the foregoing referred to as the "Merger");

	WHEREAS, in connection with the Merger, PGI has agreed to assume PMC's responsibilities with respect to the Funds pursuant to the Investment Advisory Agreement;

	WHEREAS, in conjunction with its assumption of PMC's rights and responsibilities under the Investment Advisor
Agreement, PGI will assume PMC's rights and responsibilities under the Sub-Advisory Agreement;

	NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1.	PGI shall assume all rights, representations, and
responsibilities of PMC under the Sub-Advisory Agreement, and any other side letters, letter agreements, or other agreements between PMC and the Sub-Advisor, to the extent applicable, upon the completion of the Merger.
      2.	The parties hereby agree that this Assumption
Agreement shall be attached to and made a part of the Sub-
Advisory Agreement.
[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRINCIPAL MANAGEMENT CORPORATION




By:
/s/ Adam Shaikh




Name: Adam Shaikh



Title: Counsel







By:
/s/ Jennifer Block




Name: Jennifer Block



Title: Counsel


AQR CAPITAL MANAGEMENT, LLC




By:
/s/ Nicole DonVito


(Authorized Officer)




Name: Nicole DonVito



Title: Senior Counsel & Head of Registered Products